                                                               Exhibit 12.1



Renaissance Cosmetics Inc;
Calculation of deficiency of earnings to combined fixed charges and preferred dividends




                                                     Historical                                        Pro Forma
                               -------------------------------------------------------   ----------------------------------
                                 Period From                       Six Months Ended
                                April 15, 1994                      September 30,                         Six Months Ended
                                 (Inception)       Year Ended      1995       1996        Year Ended     September 30, 1996
                              to March 31, 1995  March 31, 1996           (As Restated)  March 31, 1996     (As Restated)
                              -----------------  ---------------  ------  -------------  --------------  ------------------

Pretax income ................      $(5,494)        $(10,753)     $(2,859)   $ (4,993)      $ (5,690)        $ (1,579)
Interest Expense .............        8,694           19,458        9,004      10,838          7,080            8,702
                                    -------         --------      -------     -------       --------         --------
Total earnings ...............        3,200            8,705        6,145       5,845         11,390            7,122
                                    -------         --------      -------     -------       --------         --------
Fixed Charges:
Interest Expense .............        8,694           19,458        9,004      10,838          7,080            8,702
Preferred Dividends ..........          715            1,333          661       5,060         19,502           10,951
                                    -------         --------      -------     -------       --------         --------
                                      9,409           20,791        9,665      15,898         36,582           19,653

Deficiency of earnings
to combined fixed
charges and preferred
dividends ....................      $(6,209)        $(12,086)     $(3,520)   $(10,053)     $(25,192)        $(12,530)
                                    =======         ========      =======     =======      ========         ========